Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

DBV TECHNOLOGIES S.A.

177-181 avenue Pierre Brossolette

92120 Montrouge

France

The undersigned (the “Subscribers”) hereby confirm their agreement with you as follows:

1.

This Securities Purchase Agreement (the “Agreement”) is made as of the date set forth below between DBV Technologies S.A., a societé anonyme organized under the laws of the French Republic, with a share capital of € 6.116.391,00 consisting of 61,163,910 shares of €0.10 nominal value each and a registered office at 177-181 avenue Pierre Brossolette, 92120 Montrouge, France, registered with the Commerce and Companies Registry (Registre du commerce et des sociétiés) of Nanterre under the number 441 722 522, the ordinary shares of which are listed on Euronext Paris – ISIN FR0010417345 and on the Nasdaq Global Select Market (“Nasdaq”) in the form of American Depositary Shares (the “Company”), and the Subscribers set forth in Schedule I to this Agreement.

2.

Each Subscriber wishes to purchase, severally and not jointly, and the Company wishes to issue, upon the terms and conditions stated in this Agreement (the “Reserved Issuance”) and in accordance with the amounts set forth in Schedule I opposite the name of the Subscribers, without preferential subscription rights to specified categories of investors (i) ordinary shares, nominal value €0.10 per share (each, a “Share”), and (ii) pre-funded warrants, each such warrant to purchase one Share (each, a “Warrant”), whose terms and conditions (the “Terms and Conditions of the Warrant”) are attached hereto as Annex I (as exercised, collectively the “Warrant Shares”), pursuant to the 18th resolution of the combined general meeting of the shareholders of the Company held on May 12, 2022 (the “18th Resolution”). The Shares and Warrants shall be subscribed for pursuant to, and the manner of settlement shall be as set forth in, the Terms and Conditions for Subscription of the Shares and Warrants attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.

Please confirm that Schedule I correctly sets forth the agreement between the Company and the Subscribers by signing in the space provided below for that purpose.

Dated as of: June 8, 2022

Agreed and accepted June 8, 2022:

DBV TECHNOLOGIES S.A.

By:	/s/ Daniel Tassé

Name: Daniel Tassé
Title: Chief Executive Officer (Directeur général)

Please confirm that Schedule I correctly sets forth the agreement between the Company and the Subscribers by signing in the space provided below for that purpose.

Dated as of: June 8, 2022

667, L.P.

BY: BAKER BROS. ADVISORS LP, management company and investment adviser to 667, L.P., pursuant to authority granted to it by Baker Biotech Capital, L.P., general partner to 667, L.P., and not as the general partner.

By:	/s/ Scott Lessing

Print Name: Scott Lessing
Title: President
Address: c/o Baker Bros. Advisors, 860 Washington St., 3d Floor, New York, NY 10014, United States

BAKER BROTHERS LIFE SCIENCES, L.P.

By: BAKER BROS. ADVISORS LP, management company and investment adviser to Baker Brothers Life Sciences, L.P., pursuant to authority granted to it by Baker Brothers Life Sciences Capital, L.P., general partner to Baker Brothers Life Sciences, L.P., and not as the general partner.

By:	/s/ Scott Lessing

Print Name: Scott Lessing
Title: President
Address: c/o Baker Bros. Advisors, 860 Washington St., 3d Floor, New York, NY 10014, United States

Please confirm that Schedule I correctly sets forth the agreement between the Company and the Subscribers by signing in the space provided below for that purpose.

Dated as of: June 8, 2022

BPIFRANCE PARTICIPATIONS

By:	/s/ Mailys Ferrere

Name: Mailys Ferrere
Title: Directrice Pôle Investissement Large Venture Authorised Signatory

Address: 27-31 avenue du Général Leclerc 94710 Maisons-Alfort Cedex France

Please confirm that Schedule I correctly sets forth the agreement between the Company and the Subscribers by signing in the space provided below for that purpose.

Dated as of: June 8, 2022

Braidwell Partners Master Fund LP

By its Investment Manager, Braidwell LP

/s/ Colin Bettison
Colin Bettison
Head of Finance & Operations

/s/ Manish K. Mital
Manish K. Mital
Chief Operating Officer & General Counsel

Please confirm that Schedule I correctly sets forth the agreement between the Company and the Subscribers by signing in the space provided below for that purpose.

Dated as of: June 8, 2022

FAIRMOUNT HEALTHCARE FUND L.P.

By:	/s/ Peter Harwin

Print Name: Peter Harwin
Title: Managing Member, authorized agent of Subscriber

Address:
c/o Fairmount Funds Management LLC 2001 Market Street
Suite 2500
Philadelphia, PA 19103

FAIRMOUNT HEALTHCARE FUND II L.P.

By:	/s/ Peter Harwin

Print Name: Peter Harwin
Title: Managing Member, authorized agent of Subscriber

Address:
c/o Fairmount Funds Management LLC
2001 Market Street Suite 2500
Philadelphia, PA 19103

Please confirm that Schedule I correctly sets forth the agreement between the Company and the Subscribers by signing in the space provided below for that purpose.

Dated as of: June 8, 2022

Invus Public Equities, L.P.

By:	/s/ Khalil Barrage
Print Name: Khalil Barrage
Title: Vice President of the General Partner

Address:
750 Lexington Ave, 30th Floor
New York, NY 10022

Please confirm that Schedule I correctly sets forth the agreement between the Company and the Subscribers by signing in the space provided below for that purpose.

Dated as of: June 8, 2022

RA CAPITAL HEALTHCARE FUND, L.P.

By: RA Capital Healthcare Fund GP, LLC
Its: General Partner

By:	/s/ Peter Kolchinsky
Print Name: Peter Kolchinsky
Title: Manager, authorized agent of Subscriber

Please confirm that Schedule I correctly sets forth the agreement between the Company and the Subscribers by signing in the space provided below for that purpose.

Dated as of: June 8, 2022

VENROCK HEALTHCARE CAPITAL PARTNERS EG, L.P.

By: VHCP Management EG, LLC, its general partner

By:	/s/ Nimish Shah
Name:	Nimish Shah
Title: Authorized Signatory

VENROCK HEALTHCARE CAPITAL PARTNERS III, L.P.

By: VHCP Management III, LLC, its general partner
By:VR Advisor, LLC, its manager

VHCP CO-INVESTMENT HOLDINGS III, LLC

By: VHCP Management III, LLC, its manager
By: VR Advisor, LLC, its manager

By:	/s/ Nimish Shah
Name:	Nimish Shah
Title:	Authorized Signatory

VENROCK HEALTHCARE CAPITAL PARTNERS II, L.P.

By: VHCP Management II, LLC, its general partner
By:VR Advisor, LLC, its manager

VHCP CO-INVESTMENT HOLDINGS II, LLC

By: VHCP Management II, LLC, its manager
By: VR Advisor, LLC, its manager

By:	/s/ Nimish Shah
Name:	Nimish Shah
Title:	Authorized Signatory

Please confirm that Schedule I correctly sets forth the agreement between the Company and the Subscribers by signing in the space provided below for that purpose.

Dated as of: June 8, 2022

Vivo Opportunity Fund Holdings, L.P.

By: Vivo Opportunity, LLC, General Partner

By:	/s/ Gaurav Aggarwal
Name: Gaurav Aggarwal
Title: Managing Member
Address: 192 Lytton Ave. Palo Alto, CA 94301

ANNEX I

TERMS AND CONDITIONS FOR SUBSCRIPTION OF THE SHARES AND WARRANTS

1.	Authorization and Issue of the Shares and Warrants

Subject to the terms and conditions of this Agreement, the Company has duly authorized the issue of the number of Shares and Warrants in Schedule I. Each Warrant shall entitle the Subscribers to subscribe for one (1) new Share of the Company at a subscription price of €0. 10 per Share.

The Company will cause the listing of the Shares, including the Shares to be issued upon exercise of the Warrants, on Euronext Paris (“Euronext”) on or prior to the Closing Date.

2.	Agreement to Issue and Subscribe for the Shares and Warrants – Placements Agents

2.1

The Shares and Warrants are being or will be offered (i) in the United States of America, to a limited number of investors who have represented that they are “qualified institutional buyers” (“QIB”) within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”) or institutional “accredited investors” within the meaning of Rule 501(a) under the Securities Act, pursuant to the exemption from registration under Regulation D of the Securities Act; and, as the case may be, (ii) outside of the United States of America (A) in the European union (including in France), to specified categories of investors under the provisions of Article L.225-138 of the French Commercial Code and which qualify as “qualified investors” within the meaning of Article 2(e) of the Prospectus Regulation (EU) 2017/1129 (the “Prospectus Regulation”) and (B) outside of the European Union (and outside of Canada, Australia and Japan), pursuant to applicable private placement exemptions, all in reliance on Regulation S under the Securities Act.

2.2

At the Closing Date, the Company will issue and sell to the Subscribers, and the Subscribers will subscribe from the Company, upon the terms and conditions set forth herein, (i) the number of Shares set forth opposite the name of such Subscriber under the heading “Number of Ordinary Shares to be Purchased” on the Schedule I in exchange for consideration equal to €3.00 per Share and (ii) the number of Warrants set forth opposite the name of such Subscriber under the heading “Number of Warrants to be Purchased” on Schedule I, each exercisable for one Share, in exchange for consideration equal to €2.90 per Share subject to such Warrant.

2.3

The Subscribers acknowledge that the Company intends to pay Goldman Sachs Bank Europe SE and SVB Securities LLC (the “Placement Agents”) a fee in connection with the Reserved Issuance, pursuant to an engagement letter entered into by the Company and the Placement Agents.

2.4

All representations and warranties, covenants and agreements made or given by the Company to the Subscribers herein, and specifically as made or given in this Annex I, are also irrevocably made and given for the benefit of the Placement Agents and that the Placement Agents are entitled to rely on the same in connection with the Reserved Offering.

3.	Closings and Delivery of the Shares and Warrants and Funds

3.1	Closing

The time and date of closing shall be at 11 A.M., Paris Time, on June 13, 2022, or such later date after such date (the “Closing Date”) as agreed by the Company and the Subscribers.

The Company has appointed Société Générale Securities Services as “banque centralisatrice” and “dépositaire” (the “Centralizing Bank”) to receive the subscriptions and payment for the subscription of the Shares and Warrants in accordance with Section 3.3 below.

3.2	(a) Conditions to the Company’s Obligations

The Company’s obligation to issue the Shares or Warrants, as applicable, to each Subscriber will be subject to the receipt of: (i) the subscription price for the Shares and Warrants being subscribed for hereunder as set forth on Schedule I and (ii) the accuracy of the representations and warranties made by such Subscriber and the fulfillment of those undertakings of such Subscriber to be fulfilled prior to the date of the Closing Date.

(b)	Conditions to Each Subscriber’s Obligations

Each Subscriber’s obligation to subscribe for the Shares or Warrants, as applicable, will be subject to the following conditions precedent: (i) approval of the French Financial Markets Authority (Autorité des marchés financiers) (the “AMF”) on the Listing Prospectus (as defined in Section 4.5), (ii) publication of the Euronext notice relating to the listing of the Shares, (iii) accuracy of the representations and warranties made by the Company and the fulfillment of the undertakings of the Company to be fulfilled prior to the Closing Date (iv) execution and delivery of the Registration Rights Agreement, dated as of the date hereof, by and among the Company and the Subscribers, in substantially the form set forth on Exhibit IV and (v) delivery of legal opinions of Cooley LLP and McDermott Will & Emery AARPI, legal counsels to the Company, in a form reasonably acceptable to the Subscribers.

(c)	Conditions to Either Party’s Performance

The Company’s and each Subscriber’s obligation to issue and subscribe for, respectively, the Shares or Warrants, as applicable, will be subject to the following condition precedent: no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the subscription of the Shares or Warrants.

3.3	Delivery of the funds

a)

No later than two (2) business days following date on which this Agreement is executed, each Subscriber shall wire transfer in Euros such Subscriber’s aggregate subscription price, with value date on the Closing Date, to the “augmentation de capital” bank account opened in the books of the Centralizing Agent in the name of the Company set forth in Exhibit III hereto and shall notify the Company of (i) the account from which the aggregate subscription price will be wired to the account of the Company opened in the books of the Centralizing Bank, and (ii) the account opened in the name of the Subscriber and to which the Shares or Warrants, as applicable, will be credited by the Centralizing Bank. Such notification shall be effected using the Form of Notice set forth in Exhibit II hereto.

b)

Prior to the Closing Date, the Company shall have furnished to the Subscribers such other further information, certificates and documents as the Subscribers may reasonably request for the purposes of subscribing for the Shares and Warrants. Prior to the Closing Date, the Subscribers shall have furnished to the Company such other further information, certificates and documents as the Company may reasonably request for the purposes of issuing the Shares and Warrants.

3.4	Delivery of Shares and Warrants

On the Closing Date, subject to and upon receipt of the aggregate subscription amount of the Reserved Issuance on the Closing Date and the issuance of the depositary certificate (certificat du dépositaire des fonds) required by Article L. 225-146 of the French Commercial Code by the Centralizing Bank, all of the Shares and Warrants subscribed in accordance with Schedule I will be created and registered, and such process shall be fully completed no later than close of business on the Closing Date. All such Shares and Warrants shall be delivered by the Centralizing Bank to each Subscriber to the respective accounts specified by the Subscribers pursuant to Section 3.3(a).

4.	Representations, Warranties and Covenants of Each Subscriber

4.1	Each Subscriber represents and warrants to, and covenants with, the Company that:

(a)	Such Subscriber:

(i)	regularly invests in the pharmaceutical, biotechnological or medical technologies sectors, as the case may be; and

(ii)	is either (i) an “accredited investor” as defined in Rule 501 of Regulation D of the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act;

(b)

Such Subscriber is knowledgeable, sophisticated and experienced in financial, business and international investment matters as to be capable of evaluating the merits and risks of purchasing the Shares and Warrants and such Subscriber is experienced in investing in securities of this nature. Such Subscriber has relied on its own independent examination and due diligence of the Company and its subsidiaries, the terms of the Reserved Issuance, the representations, warranties and covenants of the Company as disclosed below in Section 5, and the merits and risks involved. Such Subscriber has: (i) made Subscriber’s own assessment, to Subscriber’s satisfaction, concerning legal, regulatory, tax, business and financial considerations in connection with the Reserved Issuance, (ii) had access to review all publicly available information concerning the Company and its subsidiaries that they consider necessary or appropriate and sufficient in making an investment decision, (iii) reviewed such information as they believe are necessary or appropriate in connection with Subscriber’s purchase of the Shares and Warrants and (iv) made Subscriber’s investment decision based solely upon Subscribers own judgement, due diligence and analysis, and the representations, warranties and covenants of the Company.

(c)

Such Subscriber is acquiring its number of Shares and Warrants, as applicable, set forth opposite its name on Schedule I in the ordinary course of Subscribers business and for Subscriber’s own account for investment only and with no present intention of distributing any of such Shares or Warrants, as applicable, or any arrangement or understanding with any other persons regarding the distribution of such Shares or Warrants; provided however, that such Subscriber does not agree, or make any representation or warranty, to hold the Shares or Warrants, as applicable, for any minimum or other specified term.

(d)

Such Subscriber will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares or Warrants, as applicable, except in compliance with the laws of France, the Securities Act, and applicable state securities laws and the respective rules and regulations promulgated thereunder.

(e)

Such Subscriber’s information on the Signature Page hereto may be used in connection with the admission to trading and listing of the Shares on Euronext and the information thereon is true and correct as of the date hereof and will be true and correct as of the Closing Date.

(f)

Such Subscriber will notify the Company immediately if any of the representations, warranties or undertakings set forth in Section 4.1(a) through (e) become no longer true until such time as the Shares become listed on the regulated market of Euronext or when such Subscriber has sold all of its Shares, whichever occurs first.

(g)

Such Subscriber has, in connection with Subscriber’s decision to purchase the number of Shares and Warrants set forth opposite its names in Schedule I, relied only upon (i) information made available by the Company or its affiliates, directors, officers, employees, financial advisors, and agents (collectively, its “Representatives”) to such Subscriber, including without limitation, the representations and warranties contained in Exhibit I attached hereto, (ii) the URD (as defined below in 4.5) incorporating the annual financial statements for the year ended December 31, 2021, and (iii) the SEC Filings (as defined below) (the SEC Filings together with the URD, the “Disclosure Materials”). Such Subscriber acknowledges that certain Disclosure Materials, including those available on the Company’s website or elsewhere in the public domain, have been published only in French. Such Subscriber has carefully considered the potential risks relating to the Company and a purchase of the Shares and Warrants, and fully understands that the Shares and Warrants are speculative investments which involve a high degree of risk of loss of such Subscriber’s entire investment.

(h)

Such Subscriber acknowledges that they are not relying upon, and have not relied upon, any statement, representation or warranty made by the Placement Agents, any of their respective affiliates or any of their respective control persons, officers, directors and employees in making such Subscribers investment or decision to invest in the Company. Such Subscriber agrees that no Placement Agent shall be liable to such Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them or have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by such Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, to such Subscriber, or to any person claiming through such Subscriber, in respect of the transactions contemplated by this Agreement. Such Subscriber hereby acknowledges and agrees that (a) each Placement Agent is acting solely as the Company’s placement agent in connection with the transactions contemplated by this Agreement and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for such Subscriber, the Company or any other person or entity in connection with the transactions contemplated by this Agreement, (b) no Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the transactions contemplated by this Agreement, and (c) no Placement Agent will have any responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the transactions contemplated by this Agreement or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the transactions contemplated by this Agreement.

(i)

Such Subscriber is able to bear the economic risk of loss of such investment, including the complete loss of such investment. Such Subscriber further represents that they have previously invested in securities similar to those as the Shares and Warrants and fully understands the limitations on transfer and restrictions on sales and other dispositions set forth in this Agreement.

(j)

Such Subscriber is not purchasing the Shares or Warrants, as applicable, as a result of any advertisement, article, notice or other communication regarding the Shares and Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Subscriber’s knowledge, any other general solicitation or general advertisement.

4.2

Each Subscriber further represents, warrants, acknowledges and agrees that, if such Subscriber is acting on behalf of investment funds or other legal entities managed or advised by it, the representations made under Section 4 shall also apply to each such fund or legal entity and such Subscriber shall further ensure compliance thereof by each such fund or entity in connection with the initial distribution of the Shares and Warrants.

4.3

Such Subscriber acknowledges that there may be certain consequences under U.S. and other tax laws resulting from an investment in the Shares and Warrants and will make such investigations and consult such tax and other advisors with respect thereto as they deem appropriate and prior to purchasing the Shares or Warrants, as applicable, they will have satisfied itself, without limitation, concerning the effects of U.S. federal, state and local income tax laws and foreign tax laws concerning Subscribers investment in the Shares and Warrants. Such Subscriber understands that nothing in this Agreement or any other materials presented to such Subscriber in connection with the subscription and sale of the Shares and Warrants constitutes legal, tax or investment advice.

4.4

Such Subscriber acknowledges that, prior to the execution and delivery of this Agreement to the Company, such Subscribers have had adequate time to review the Disclosure Materials prior to making Subscriber’s decision to purchase the Shares or Warrants, as applicable, and has had a full opportunity to ask questions of and receive answers from the Company or any person or persons acting on behalf of the Company concerning the terms and conditions of an investment in the Company. Such Subscriber further acknowledges that any such information consisting of financial estimates, projected financial information and other forward-looking information provided by the Company or its affiliates or representatives is based on a number of assumptions and estimates that are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies which are beyond the control of the Company, and that it is understood that such projections, as to future events, are not to be viewed as facts, that actual results during the period or periods covered by any such projections may differ significantly from the projected results and that such difference may be material and that such projections are not a guarantee of financial performance.

4.5

Such Subscriber acknowledges that the Company has for the purpose of listing the Shares (including the Shares issuable upon exercise of the Warrants) on the regulated market of Euronext, prepared with the AMF a French-language prospectus consisting of (i) the universal registration document, which was filed with the AMF on March 9, 2022 under the number D.22-0081 (document d’enregistrement universel) (the “URD”), as amended by an amendment which is to be filed with the AMF on June 9, 2022 (the “Amendment to the URD” and together with the URD, the “2021 URD”) (ii) a securities note (Note d’opération) (the “Note d’Opération”) and (iii) a summary of such listing prospectus (included in the Note d’Opération) (collectively, the “Listing Prospectus”), which is expected to receive the approval (approbation) of the AMF on June 9, 2022.

4.6

Such Subscriber acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction, including the Republic of France, which would permit a public offering of the Shares and Warrants (other than to such Subscriber), or possession or distribution of offering materials in connection with the issue of the Shares and Warrants in any jurisdiction where action for that purpose is required. Each Subscriber will comply with all applicable laws and regulations in each jurisdiction in which it subscribes, offers, sells or delivers Shares or Warrants, as applicable, or has in its possession or distributes any offering material, in all cases at its own expense.

4.7

Such Subscriber further represents and warrants to, and covenants with, the Company that (a) such Subscriber has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (b) this Agreement constitutes a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.8

Such Subscriber understands that (a) its acquisition of the Shares (or the Warrant Shares) has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, and (b) that the Shares (or the Warrant Shares) therefore cannot be resold in the United States unless they are registered under the Securities Act or disposed of pursuant to a valid exemption from the registration requirements of the Securities Act. Such Subscriber further understands that no public offering has been conducted in France with respect to the Shares (or the Warrants) and the Shares (and the Warrant Shares) have not yet been approved for admission to trading or listed on the regulated market of Euronext.

4.9

Such Subscriber represents and warrants that the subscription price will not be derived from sources prohibited under the OFAC Programs (as defined below) and that the operations of such Subscriber is, and have been conducted at all times, in compliance with applicable financial record keeping and reporting requirements of the anti-money laundering laws and regulations of United States.

4.10

Such Subscriber (to the exception of BpiFrance Participations SA and FPCI Innobio which are deemed “in concert”) does not act “in concert” (within the meaning of Article L233-10 of the Code of Commerce) with any Company’s shareholder or third party.

4.11

Such Subscriber represents and warrants that they have not offered, sold, contracted to sell, pledged or otherwise disposed of, and has not engaged in any short selling of the Company’s Shares and Warrants, or established or increased any “put equivalent position” as defined in rule 16(a) - 1(h) under the Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Company’s Shares and Warrants for the longer of (i) the past 10 Trading Days or (ii) since such Subscriber became aware of the Reserved Issuance.

4.12

Such Subscriber acknowledges that certificates evidencing the Shares and Warrant Shares shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR

IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

4.13

Such Subscriber’s offices in which Subscriber’s investment decision with respect to the Company’s Shares or Warrants, as applicable, was made are in the jurisdiction set forth immediately below such Subscriber’s name on the signature pages hereto.

4.14	Such Subscriber has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

5.	Representations, Warranties and Covenants of the Company

5.1	The Company represents and warrants to, and covenants with, the Subscribers that:

(a)

(A) The shareholders of the Company, at the Extraordinary General Meeting of Shareholders of May 12, 2022 waived their preferential subscription rights in favor of certain investors who: (i) natural person(s) or legal entity(ies), including companies, trusts, investment funds or other investment vehicle(s), regardless of their form, under French or foreign law, investing on a regular basis in the pharmaceutical, biotechnological or medical technology sector, and/or (ii) French or foreign companies, institutions or entities of any form, carrying out a significant portion of their business in these sectors or in the cosmetics or chemical sector or in the field of medical devices or research in these areas; and/or (iii) any individual(s) or legal entity(ies), including any company(ies), institution(s), entity(ies), trust(ies), investment fund(s) or other investment vehicle(ies) in any form whatsoever, under French or foreign law, when entering into an industrial, commercial, licensing, research or partnership agreement with the Company; and/or (iv) any credit institution, any French or foreign investment service provider or member of a banking syndicate or any company or investment fund that undertakes to subscribe to any issue likely to result in a future capital increase that may be carried out pursuant to this delegation heretofore in connection with the implementation of an equity or bond financing line; and/or (v) French or foreign investment service provider(s), or any foreign establishment(s) with equivalent status, likely to guarantee the completion of an issue intended to be placed with the persons referred to in (i) and/or (ii) above and, in this context, to subscribe for the securities issued, and (B) that, subject to Subscribers’ representations in Section 4.1(a) of this Agreement being true, the Subscribers falls within said category.

(b)

The Company will cause the Shares (including the Warrant Shares issuable upon exercise of the Warrants) to be approved for admission to trading and listed on the regulated market of Euronext on or prior to the Closing Date.

5.2

Except in respect of Exempt Issuance, from the date hereof until 90 days following the Closing Date, neither the Company nor any of its direct or indirect subsidiaries shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any debt or equity securities or any securities convertible, exercisable or exchangeable into debt or equity securities, including, but not limited to, additional Shares and Warrants. As used herein, an “Exempt Issuance” means (a) the Reserved Issuance and the issue of Shares and Warrants to the Subscribers, (b) the issuance of ordinary shares of the Company or options to employees, officers or directors of the Company pursuant to any stock, performance share, option plan or free share plan existing on the date hereof as disclosed in the Disclosure Materials or duly adopted for such purpose, by the Board of Directors, and (c) securities issued upon the exercise or exchange of or conversion of any securities issued hereunder or to the benefit of the Subscribers and/or other securities exercisable or exchangeable for or convertible into ordinary shares of the Company issued and outstanding on the date of this Agreement, provided that Warrants have not been amended since the date of this Agreement to increase the number of such Shares or to decrease the exercise price, exchange price or conversion price of such Warrants (other than in connection with stock splits or combinations) or to extend the term of such Warrants.

5.3

The representation and warranties of the Company attached hereto as Exhibit I (the “Representations and Warranties”) may be relied upon by the Subscribers and the Subscribers shall be a beneficiary of such representations and warranties and shall be deemed to have accepted the benefit of such representations and warranties.

5.4

The Company shall, on or before 8:30 a.m. CET on the first (1st) business day after the date of this Agreement, publish, subject to the AMF approval, the Listing Prospectus in accordance with any applicable laws and regulations (including Regulation 2017/1129/EU, as amended). From the publication of the Listing Prospectus, the Company shall have disclosed all material, non-public information (if any) delivered to the Subscribers by the Company, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement.

6.	Other Covenants

6.1

Each Subscriber covenants that the Shares and Warrants will only be sold, offered for sale, pledged, loaned, or otherwise disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Shares and Warrants other than pursuant to an effective registration statement or Rule 144, the Company may require such Subscribers to provide to the Company an opinion of counsel selected by such Subscribers, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act.

6.2	The Subscribers shall take no action to become a group such that any transactions contemplated by this Agreement would require shareholder approval prior to Closing.

6.3

The Subscribers shall not issue any press releases or any other public statements with respect to the transactions contemplated hereby except as may be reviewed and approved by the Company; provided, however, that the Company shall be entitled, without the prior approval of any Subscribers, to make any press release or other public disclosure with respect to the transactions contemplated hereby and publicly disclose the name of any Subscribers and any affiliate of any Subscribers.

6.4

By 8:00 a.m. (Paris time) on the business day immediately following the date this Agreement is executed, the Company shall issue a press release disclosing all material terms of the transactions contemplated by this Agreement and any other material nonpublic information or insider information that the Company may have provided any Subscriber at any time prior to the filing of such press release (the “Press Release”). From and after the issuance of the Press Release, no Subscriber shall be in possession of any material nonpublic information and/or inside information received from the Company, its subsidiaries or any of their respective officers, directors, employees or agents (including the Placement Agent). In addition, the Company will make such other filings and notices in the manner and time required by the SEC, the AMF or Euronext. The Company shall not, and shall cause each of its officers, directors, employees and agents not to, provide any Subscriber with any such material nonpublic information or insider information regarding the Company from and after the filing of the Press Release without the express prior written consent of such Subscriber.

6.5

The Company shall timely file a Form D with respect to the Shares and Warrants as required under Regulation D of the Securities Act. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares and Warrants for, sale to the Subscribers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

7.	United States Tax Matters

The Company shall:

(a)

engage PriceWaterhouseCoopers LLP; Deloitte & Touche LLP; Ernst & Young LLP; or KPMG LLP. (a “Big Four Accounting Firm”) to, as soon as practicable, but in any event within ninety days after the end of each fiscal year of the Company, examine whether the Company is a PFIC or a CFC, in each case for U.S. federal income tax purposes, for any applicable fiscal year; and

(b)	promptly notify the Subscribers if, as a result of the analysis of the Big Four Accounting Firm, the Company becomes aware of any change in the PFIC or CFC status of the Company for any taxable year.

8.	Survival of Representations, Warranties and Agreements

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Subscribers herein will survive the execution of this Agreement, the delivery to the Subscribers of the Shares and Warrants being subscribed and the payment therefor.

9.	Notices

All notices, requests, consents and other communications hereunder will be in writing, will be sent by email, or mailed, or by International Federal Express or facsimile, and will be deemed given (i) if delivered by International Federal Express, two business days after so mailed, (ii) if delivered by email, upon delivery as long the sender does not receive an automated message from the recipient’s email server that the email cannot be delivered, and will be delivered as addressed as follows:

(a)	if to the Company, to:

DBV Technologies S.A.

177-181, avenue Pierre Brossolette

92120 Montrouge, France

Attention: Legal Department

Facsimile: +33 (0)1 43 26 10 83

E-mail : Legal@dbv-technologies.com

(b)	if to the Subscribers, at Subscribers address on the Signature Page hereto, or at such other address or addresses as may have been furnished to the Company in writing.

10.	Changes

This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Subscribers.

11.	Headings

The headings of the various sections of this Agreement have been inserted for convenience of reference only and will not be deemed to be part of this Agreement.

12.	Severability

In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

13.	Governing Law and Jurisdiction

This Agreement will be governed by, and construed in accordance with, the laws of France. Any dispute or suit relating to the interpretation, validity and performance of this Agreement, or arising out of or as a consequence hereof, shall be subject to the non-exclusive jurisdiction of the Tribunal de commerce of Paris.

14.	Expenses

The parties hereto shall pay their own costs and expenses in connection herewith regardless of whether the transactions contemplated hereby are consummated; it being understood that each of the Company and each Subscriber has relied on the advice of its own respective counsel.

15.	Fees and Stamp Taxes

The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable under French laws as a result of the signing of this Agreement or with respect to the transfer of the Shares or Warrant Shares to ADSs.

16.	No Hardship

Each party to this Agreement hereby acknowledges that the provisions of Article 1195 of the French Code civil shall not apply to it with respect to its obligations under this Agreement and that it shall not be entitled to make any claim under Article 1195 of the French Code civil.

17.	Execution of Agreement

This Agreement has been executed in two originals, one for each party.

18.	Termination

Notwithstanding anything contained in this Agreement, the Subscribers, may, by notice to the Company in accordance with the provisions of Section 8 above, terminate this Agreement if, at any time on or before the Closing Date, any of the following events or circumstances has occurred:

(a).

there has been any material breach of, or any event rendering untrue or incorrect, in any material respect, any of the representations and warranties contained in Section 5 or any failure to perform any of the Company’s covenants, undertakings or agreements in this Agreement;

(b).	any of the conditions specified in Section 3.2(b) has not been satisfied or waived by the Subscribers;

(c).

there shall have been, since the date of this Agreement any material suspension or material limitation of trading on, or by, as the case may be, any of Euronext Paris or the Nasdaq or any setting of minimum prices for trading on any such exchange, by any such exchange or by any other governmental authority having jurisdiction, which makes it, in the reasonable judgment of the Subscribers and the Company, impracticable or impossible to proceed with the Reserved Issuance or the issue, sale or delivery of the Shares and Warrants, materially on the terms and in the manner contemplated in this Agreement.

ANNEX II

Terms and Conditions of the Warrants

NEITHER THE WARRANTS NOR THE WARRANT SHARES INTO WHICH THESE WARRANTS ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, UNTIL THE WARRANTS AND THE WARRANT SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR APPLICABLE STATE SECURITIES LAWS, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THESE TERMS AND CONDITIONS OF THE WARRANTS DO NOT CONSTITUTE A CERTIFICATE REPRESENTING THE PRE-FUNDED WARRANTS.

TERMS AND CONDITIONS OF THE PRE-FUNDED WARRANTS

DBV Technologies S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Nanterre under number 441 772 522, with a registered capital of Euros 6,116,391.00 and having its registered office at 177-181 avenue Pierre Brossolette – 92120 Montrouge (the “Company”), hereby issues by decisions of the Board of Directors and, upon subdelegation, of the Chief Executive Officer (Directeur Général) acting pursuant to the power delegated by the Company’s shareholders at the general meeting held on May 12, 2022, in its 18th resolution, to the Investors named in the Subscription Agreements (as defined herein) and in accordance with the terms thereof (each such person, a “Holder”), on the Issue Date, an aggregate of 28,276,331 bons de souscription d’actions (the “Warrants”) to subscribe an aggregate of 28,276,331 Shares (the “Warrant Shares”) at the Exercise Price (as defined herein) per Warrant Share, on the terms and conditions herein (the “Terms and Conditions” or the “Conditions”). The Warrants shall not be admitted to trading on any stock exchange or trading market. Each one (1) Warrant is exercisable for one (1) ordinary share of the Company (action ordinaire) (each, a “Share”) (the “Exercise Ratio”) for a price per share equal to the Exercise Price (as defined herein).

1.	Interpretation

For the purposes of these Conditions, unless the context otherwise requires, the following words shall have the meaning set out opposite them:

“Admission”	means admission to trading on the Trading Market, and the terms “Admit” and “Admitted” shall be construed accordingly;

“ADS”	has the meaning given in Condition 2(e);

“Affiliate”	means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act or, in respect of any French law aspect, under L233-3 of the French Code of commerce (Code de commerce);

“Aggregate Exercise Price”	has the meaning given in Condition 2(c);

“Attribution Parties”	means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issue Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of Shares would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) or Section 16 of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Beneficial Ownership Limitation (as defined in Condition 2(f)).

“Business Day”	a day, other than a Saturday, Sunday, U.S. federal holiday or a day on which banks in Paris, France or The City of New York are authorized or required by law to be closed to the public;

“Company”	has the meaning given in the introduction;

“Euroclear France”	has the meaning given in Condition 6;

“Euronext”	the regulated market of Euronext in Paris;

“Excess Shares”	means the number of Shares so issued by which the Holder’s and its Attribution Parties’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation;

“Exchange Act”	the Securities Exchange Act of 1934, as amended;

“Exercise Date”	in relation to any exercise of these Warrants, the date on which the Aggregate Exercise Price for the Warrants is received by the Registrar, together with a copy of a duly completed Exercise Notice in accordance with Conditions 2(c) and 2(d);

“Exercise Notice”	has the meaning given in Condition 2(c);

“Exercise Period”	has the meaning given in Condition 2(a);

“Exercise Price”	has the meaning given in Condition 2(b);

“Exercise Ratio”	has the meaning given in the introduction;

“Exercised Shares”	has the meaning given in Appendix A;

“Exercised Shares Delivery Date”	has the meaning given in Condition 2(e);

“French Commercial Code”	the French Code de Commerce;

“French Monetary and Financial Code”	the French Code monétaire et financier;

“Fundamental Transaction”	has the meaning given in Condition 2(g).

“Group”	means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Holder”	has the meaning given in the introduction;

“Investor”	the investor(s) purchasing Warrants pursuant to the Subscription Agreements;

“Issue Date”	the date of issue of these Warrants, being on or about June 13, 2022;

“Nominal Value”	the nominal value from time to time of one Share, being 0.10 Euro as of the Issue Date;

“Person(s)”	an individual or a corporation, a general or limited partnership, a trust, an incorporated or unincorporated association, a joint venture, a limited liability company, a limited liability partnership, a joint stock company, a government (or any agency or political subdivision thereof) or any other entity of any kind;

“Registrar”	the registrar of the Warrants on behalf of the Company from time to time as specified in writing by the Company to the Holders of the Warrants and, as of the Issue Date, currently Société Générale Securities Services;

“Securities Act”	The Securities Act of 1933, as amended;

“Shares”	the ordinary shares of 0.10 Euro each in the share capital of the Company;

“Share Equivalents”	means any securities of the Company or the subsidiaries which would entitle the holder thereof to acquire at any time Shares or ADSs, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Shares or ADSs;

“Subscription Agreements”	the securities purchase agreement dated June 8, 2022 by and between the Company and each of the Investors thereto;

“Terms and Conditions”	has the meaning given in the introduction;

“Trading Market”	Euronext or any stock exchange on which the Shares (and, as applicable, any of the Securities referred to in Condition 5) are admitted to trading;

Transaction	has the meaning given in Condition 5;

VWAP	has the meaning for any date, the price determined by the following: the daily volume weighted average price of the Shares for such date (or the nearest preceding date) on Trading Market on which the Shares are then listed or quoted as reported by Bloomberg L.P. (based on a trading day from 9:00 a.m. (Paris time) to 5.30 p.m. (Paris time));

“Warrant Shares”	has the meaning given in the introduction; and

“Warrants”	has the meaning given in the introduction.

Condition headings are included for the convenience of the parties only and do not affect the interpretation of the Warrants.

2.	Exercise

(a)	Exercise Period

Subject to the conditions and limitations specifically provided herein, the Warrants may be exercised by the Holder, in whole or in part, for cash, at any time and from time to time on any Business Day during the period commencing on or after the opening of business on the Issue Date until 10 years following the Issue Date (the “Exercise Period”).

(b)	Exercise Price

Under the Subscription Agreement, the aggregate price of the Warrants, except for a nominal exercise price of 0.10 Euro per Warrant Share, was pre-funded to the Company on or prior to the Issue Date and, consequently, no additional consideration (other than the Exercise Price) shall be required to be paid by the Holder to any Person to effect any exercise of the Warrants. The Holder shall not be entitled to the return or refund of all, or any portion, of such pre-paid aggregate exercise price under any circumstance or for any reason whatsoever. The remaining unpaid exercise price per Warrant Share under the Warrants shall be 0.10 Euro, subject to any adjustment to the Exercise Ratio as provided in Condition 5 (or, as the case may be, Condition 9) (the “Exercise Price”).

(c)	Terms of exercise

In order to exercise the Warrants, the Holder through its intermediary shall (i) send by facsimile transmission to the Registrar at +33 (0) 2.51.85.61.66 or by their secured platform SecureHub at any time prior to 5.00 p.m., Paris time, on any Business Day during the Exercise Period, a notice to the Registrar, with a copy to the Company, to the attention of Sébastien Robitaille (finance@dbv-technologies.com) or such other Company representatives as identified by the Company, in the form of the exercise notice (bulletin de souscription) set forth in Appendix A (each an “Exercise Notice”), of the Holder’s election to exercise the Warrants, which Exercise Notice shall specify the number of Warrants to be exercised and the number of Warrant Shares to be subscribed for, and (ii) make payment to the Registrar for the account of the Company of an amount equal to the Exercise Price multiplied by the number of Exercised Shares in respect of which the Warrants are being exercised (the “Aggregate Exercise Price”) by wire transfer of immediately available funds in Euros as set forth in Condition 2(e) below. For the avoidance of doubt the Holder may exercise all or parts of its Warrants in one or several times within the Exercise Period, it being specified that each Warrant shall be exercised only once. No ink-original Exercise Notice shall be required, nor shall any type of guarantee or notarization of any Exercise Notice be required. The Aggregate Exercise Price shall be paid, if applicable, at the latest on the Exercised Shares Delivery Date (as defined below).

(d)	Confirmation of Exercise

Upon receipt by the Registrar of an Exercise Notice and the corresponding Aggregate Exercise Price in accordance with Condition 2(c), the Registrar shall as soon as practicable, but in no event later than 5:00 p.m. Paris time, on the second Business Day immediately following the Exercise Date, send, by facsimile transmission or by email, with a copy to the Company, a confirmation of receipt of such Aggregate Exercise Price (if applicable) and Exercise Notice in the form of the notice at Appendix B to the Holder through its intermediary.

(e)	Issue of Warrant Shares Upon Exercise

In the event of any exercise of the rights represented by the Warrants in accordance with Condition 2(c), the Company shall allot and issue to the Holder the Warrant Shares to which the Holder thereby becomes entitled on or with effect from the Exercise Date. In such event the Company shall cause the Registrar to, on or before the third Business Day (the “Exercised Shares Delivery Date”) following the Exercise Date, credit such aggregate number of Warrant Shares to which the Holder shall be entitled to and as notified in the Exercise Notice (i) to the Holder’s securities account opened in the name of the Holder with the Registrar, or (ii) to the Holder’s securities account opened in the name of the Holder with any other financial intermediary and indicated in the Exercise Notice,. Notwithstanding the foregoing, with respect to any Exercise Notice delivered on or prior to 4:00 p.m. (New York City time) on the trading date prior to the Issue Date, which may be delivered at any time after the time of execution of the relevant Subscription Agreement, the Company agrees to deliver the Warrant Shares subject to such notice(s) by 4:00 p.m. (New York City time) on the Issue Date and the Issue Date shall be the Exercised Shares Delivery Date for purposes hereunder, provided that, if applicable, payment of the Aggregate Exercise Price is received by such Exercised Shares Delivery Date.

The Company’s obligation to issue Warrant Shares upon exercise of the Warrants shall not be subject to (i) any set-off or defense or (ii) any claims against any holder of Warrants however arising.

The Company shall pay all applicable fees and expenses of the depositary for the Company’s ADS in connection with the issuance of the Warrant Shares in the form of ADS or the conversion of Warrant Shares in the form of Shares into ADS.

(f)	Holder’s Exercise Limitations.

Neither the Company nor the Registrar shall effect any exercise of the Warrants, and the Holder shall not have the right to exercise any portion of the Warrants, pursuant to Condition 2 or otherwise, to the extent that immediately prior to or after giving effect to such issuance after exercise as set forth on the applicable Exercise Notice, the Holder (together with its Attribution Parties), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Shares beneficially owned by the Holder and its Attribution Parties shall include the number of Shares held by the Holder and its Attribution Parties plus the number of Warrant Shares issued upon exercise of the Warrants with respect to which such determination is being made, but shall exclude the number of

Shares which would be issuable upon (i) exercise of the remaining, unexercised portion of Warrants beneficially owned by the Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein that are beneficially owned by the Holder or any of its Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Condition 2(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Condition 2(f) applies, the determination of whether the Warrants are exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of the Warrants is exercisable shall be in the sole discretion of the Holder, and the submission of an Exercise Notice shall be deemed to be the Holder’s determination of whether the Warrants are exercisable (in relation to other securities owned by the Holder together with any Attribution Parties) and of which portion of the Warrants is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrants that are not in compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of the Warrants that are not in compliance with the Beneficial Ownership Limitation. For purposes of this Condition 2(f), in determining the number of outstanding Shares the Holder may acquire upon exercise of the Warrants without exceeding the Beneficial Ownership Limitation, the Holder may rely on the number of outstanding Shares as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and Current Reports on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company setting forth the number of Shares outstanding. Upon the written request of the Holder, the Company shall within one (1) Business Day confirm in writing or by electronic mail to the Holder the number of Shares then outstanding. In any case, the number of outstanding Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder or its Attribution Parties since the date as of which such number of outstanding Shares was reported. In the event that the issuance of Warrant Shares to the Holder upon exercise of the Warrants results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation of the number of outstanding shares of Shares (as determined under Section 13(d) of the Exchange Act), the Excess Shares shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the Exercise Price paid by the Holder for the Excess Shares. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Shares outstanding immediately after giving effect to the issuance of Shares issuable upon exercise of the Warrants. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Condition 2(f), provided that (a) to the extent required by law, in the cases of Beneficial Ownership Limitation increased above 9.99%, the Holder has obtained from the French Ministry of Economy through an authorization request or prior notification, in accordance with Article L. 151-3 and seq., R. 151-3 and seq. of the French code monétaire et financier and Decree no. 2020-892 of July 22, 2020, either (i) a written response from the French Ministry of Economy confirming that the exercise of the Warrant and, therefore, the acquisition of Warrant Shares that would cause the Holder to beneficially own Shares (including Warrant Shares) in excess of 9.99% of the voting rights of the Company (the “Crossing Event”) is not subject to the prior authorization procedure referred to in Articles R. 151-5 and seq. of the French code monétaire et financier or (ii), in accordance with Article R. 151-6 and seq. of the French code monétaire et financier or Article 2 of Decree no. 2020-892 of July 22, 2020, the authorization (express or tacit) to proceed with the Crossing Event and (b) the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of Shares outstanding immediately after giving effect to the issuance of Warrant Shares upon exercise of the Warrants held by the Holder and the provisions of this Condition 2(f) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Condition 2(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of the Warrants. This Condition 2(f) shall not restrict the number of Shares which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Condition 2(g) of this Warrant.

(g)	Fundamental Transactions

If, at any time while this Warrant is outstanding (i) the Company effects any merger or consolidation of the Company with or into another Person, in which the Company is not the surviving entity and in which the shareholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of share capital tender shares representing more than 50% of the voting power of the share capital of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the share capital of the Company (except for any such transaction in which the shareholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction) or (v) the Company effects any reclassification of the Shares or any compulsory share exchange pursuant to which the Shares are effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then following such Fundamental Transaction and subject to French law, the Holder shall have the right to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant without regard to any limitations on exercise contained herein (the “Alternate Consideration”).

3.	Warrant Shares

(a)	Form of Warrant Shares

The Warrant Shares will be, upon issuance by the Registrar in bearer form (au porteur), in the securities account opened in the name of the Holder in the books of the Holder’s financial intermediary.

(b)	Dividend Due Date and Rights Attached to the Warrant Shares

Upon issue, Warrant Shares allotted pursuant to an Exercise Notice will grant the same rights, including, as from their date of issuance, the right to any dividend or any other distribution decided or to be paid, as are granted to holders of the Shares, and will be entirely assimilated to the Shares.

Warrant Shares shall be subject to all the Company’s by-laws’ provisions and to the decisions of the shareholders’ meetings.

Once issued, application will be made, on date of issuance, by the Registrar on behalf of the Company for the Warrant Shares to be admitted to trading on Euronext, on the same quotation line as the Shares.

(c)	Transfer of Warrant Shares

Subject to compliance with any applicable securities laws, Warrant Shares will, upon issuance, be freely negotiable and transferable as from the date of their entry in a securities account.

In accordance with the provisions of Articles L. 211-15 and L. 211-17 of the French Monetary and Financial Code, Shares are transferred from account to account and transfer of ownership of the Warrant Shares will result from the moment they are registered in the name of the transferee or by book entry, as applicable.

Application will be made for all the Warrant Shares to be admitted to Euroclear France.

4.	Fractional Interests

No fractional Shares shall be issuable upon the exercise of a Warrant, including fractional interests in ADSs.

In case of adjustments made in accordance with paragraphs 1 to 9 mentioned in Condition 5 (or, as the case may be, Condition 9), the new Exercise Ratio will be determined with two decimals rounded to the next 1/100th (0.005 rounded up to the next 1/100th, i.e. 0.01). Possible subsequent adjustments will be effected based on the preceding Exercise Ratio as so calculated and rounded. The Warrant Shares, however, may only be delivered in a whole number of Shares.

If the number of Warrant Shares thus calculated is not a whole number, the Holder may request delivery of either:

(a)

the next lower number of Warrant Shares; in which case the Holder will receive from the Company a cash payment equal to the product of the remaining fractional share multiplied by the value of a Share, equal to the last price quoted on Euronext Paris on the last trading day preceding the Exercise Date; or

(b)

the next greater number of Warrant Shares, provided that in such case the Holder pays to the Company an amount equal to the value of the additional fraction of a Share thus delivered, calculated on the basis set out in the preceding paragraph. The calculation of such amount made by the Holder shall not be binding on the Company and the Registrar, and the Company or the Registrar will be entitled to disregard the choice of the Holder to apply this paragraph (b), and therefore apply paragraph (a) if either of them disagree with this calculation, in which case they will refund the Holder of the amount in question.

If the Holder does not state a choice, it will receive a number of Shares rounded down to the nearest whole number, and the remainder in cash as described above.

The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this Condition, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

5.	Adjustments of Exercise Ratio and Exercise Price

Warrants issued by the Company are securities giving access to the share capital of the Company within the meaning of Article L. 228-91 et seq. of the French Commercial Code.

The Exercise Price and/or the number of Warrant Shares will be subject to adjustment from time to time according to mandatory legal requirements imposed by the French Commercial Code and in particular by articles L. 228-98 to L. 228-101 (with the exception of the provisions of Articles L. 228-99 1°) and L. 228-99 2°)) and articles R. 228-90 to R. 228-92 of this Code.

In accordance with the provisions of Article R. 228-92 of the French Commercial Code, if the Company decides to issue new Shares or securities giving access to the capital with preferential subscription rights limited to its shareholders, to distribute reserves (in cash or in kind) and share premiums or to change the allocation of its profits by creating preferred Shares, or to otherwise carry out any of the Transactions listed below, it will inform (as long as the current regulation so requires) the Holders via an announcement in the Bulletin des Annonces Légales Obligatoires.

If the Company is absorbed by a company or merges or consolidates with (fusions) one or several other companies to participate in the incorporation of a new entity, or proceed with a split (scission), the Holders shall exercise their rights in the entity(ies) that is/are the beneficiary(ies) of the contributions in accordance with the provisions of Article L. 228-101 of the French Commercial Code.

So long as any Warrants are outstanding and upon contemplation of the following transactions (each, a “Transaction”):

•	financial transactions (issuance of Shares or any other securities of any nature) with listed preferential subscription rights or by free allocation of listed subscription warrants;

•	free allocation of Shares to shareholders, regrouping or splitting Shares;

•	incorporation of reserves, profits or premiums into equity, by increasing the nominal value of the Shares;

•	distribution of reserves and of any Share premium, in cash or in kind;

•	free allocation, to the shareholders of the Company of any securities of the Company (except Shares);

•	merger by acquisition (fusion par absorption), merger (fusion par création d’une nouvelle société), spin-off, or division (scission) of the Company;

•	buyback of its own Shares at a price higher than the Trading Market price;

•	amortization of the share capital; and

•	change in the allocation of profits and/or creation of preferred Shares;

which the Company can effect from the Issue Date, and for which the date on which the holding of Shares is established in order to determine the shareholders benefitting from a Transaction, is before the Exercise Date, the maintenance of the rights of the Holders will be ensured by proceeding to an adjustment of the Exercise Ratio in accordance with the conditions below.

1.	(a)	For financial transactions (issuance of Shares or any other securities of any nature) with listed preferential right to subscription, the new Exercise Ratio will equal the product of the Exercise Ratio applicable before the start of the Transaction at issue and the following ratio:

Value of a Share after detachment of the preferential subscription right

+Value of the preferential subscription right

Value of a Share after detachment of the preferential subscription right

To calculate this ratio, the value of a Share after detachment of the preferential subscription right and the value of the preferential subscription right are equal to the average of the opening prices listed on the Trading Market as reported by Bloomberg L.P. during all trading days included in the subscription period during which the Shares and the subscriptions rights are simultaneously listed.

(b)

For financial transactions carried out through the free allocation of listed subscription warrants to shareholders with a correlative ability to sell the securities resulting from subscription warrants not exercised by their holders during the period of subscription which has opened to them, the new Exercise Ratio will be equal to the product of the Exercise Ratio before the start of the Transaction contemplated and of the following ratio:

Value of a Share after detachment of the subscription warrant

+Value of the subscription warrant

Value of a Share after detachment of the subscription warrant

•

THE VALUE OF A SHARE AFTER DETACHMENT OF THE SUBSCRIPTION WARRANT WILL BE EQUAL TO THE VWAP OF (I) THE PRICES OF THE COMPANY’S SHARES LISTED ON THE TRADING MARKET DURING ALL TRADING DAYS INCLUDED IN THE SUBSCRIPTION PERIOD, AND, IF THERE IS A RUMP PLACEMENT, (II) EITHER (A) THE SALE PRICE OF THE SHARES SOLD IN THE RUMP PLACEMENT, OR (B) THE VWAP OF THE SHARES ON THE TRADING MARKET ON THE DAY THE SALE PRICE FOR THE SECURITIES SOLD IN THE RUMP PLACEMENT IS FIXED, IF SUCH SECURITIES ARE NOT FUNGIBLE WITH THE SHARES;

•

THE VALUE OF THE SUBSCRIPTION WARRANT WILL BE EQUAL TO THE VWAP OF (I) THE PRICES OF THE SUBSCRIPTION WARRANTS LISTED ON THE TRADING MARKET ON EACH TRADING DAY INCLUDED IN THE SUBSCRIPTION PERIOD, AND (II) THE

IMPLICIT VALUE OF THE SUBSCRIPTION WARRANTS, BEING EQUAL TO EITHER (A) THE DIFFERENCE, IF POSITIVE, ADJUSTED BY THE WARRANT EXERCISE RATIO, BETWEEN THE SALE PRICE OF THE SECURITIES SOLD IN THE RUMP PLACEMENT AND THE SUBSCRIPTION PRICE OF THE SECURITIES UPON THE EXERCISE OF THE SUBSCRIPTION WARRANTS, OR (B) IF SUCH DIFFERENCE AS AFORESAID IS NOT POSITIVE, ZERO (0).

2.

In case of a free allocation of Shares to shareholders, and also in case of regrouping or splitting of Shares, the new Exercise Ratio will be equal to the product of the Exercise Ratio applicable before the start of the Transaction contemplated and of the following ratio:

Number of Shares forming the share capital after the Transaction

Number of Shares forming the share capital before the Transaction

3.

In case of a capital increase by incorporation of reserves, profits or premiums carried out by increasing the nominal value of the Shares, the nominal value of the Warrant Shares the Holders could obtain by exercising their Warrants will be increased in due proportion.

4.

In case of a distribution of reserves and of any share premiums, either in cash or in kind (securities in portfolio...), the new Exercise Ratio will be equal to the product of the Exercise Ratio applicable before the start of the Transaction contemplated and of the following ratio:

Value of a Share before distribution

Value of a Share before distribution

- Amount per Share of the distribution or value of securities or assets distributed per Share.

For the calculation of this ratio:

•

THE VALUE OF A SHARE BEFORE THE DISTRIBUTION WILL BE EQUAL TO THE VWAP OF THE PRICES OF THE SHARES LISTED ON THE TRADING MARKET DURING THE LAST THREE TRADING DAYS PRECEDING THE DAY THE SHARES ARE LISTED EX-DISTRIBUTION;

•	IF DISTRIBUTION IS MADE IN KIND:

•	IN CASE OF DELIVERY OF SECURITIES ALREADY LISTED ON A TRADING MARKET, THE VALUE OF THE SECURITIES WILL BE DETERMINED AS ABOVE,

•

IN CASE OF DELIVERY OF SECURITIES NOT YET LISTED ON A TRADING MARKET, THE VALUE OF SECURITIES REMITTED WILL BE EQUAL, IF THEY SHOULD BE LISTED ON A TRADING MARKET DURING THE TEN TRADING DAY PERIOD STARTING FROM THE DATE ON WHICH THE SHARES ARE LISTED EX-DISTRIBUTION, TO THE VWAP OF THE SHARES LISTED ON SUCH TRADING MARKET DURING THE THREE FIRST TRADING DAYS INCLUDED IN THIS PERIOD DURING WHICH THE SAID SECURITIES ARE LISTED, AND

•

IN ALL OTHER CASES (SECURITIES DELIVERED NOT LISTED ON A TRADING MARKET OR LISTED DURING LESS THAN THREE TRADING DAYS WITHIN THE TEN TRADING DAY PERIOD MENTIONED ABOVE OR DISTRIBUTION OF ASSETS), THE VALUE OF THE SECURITIES OR THE ASSETS DELIVERED PER SHARE SHALL BE DETERMINED BY AN INDEPENDENT EXPERT OF INTERNATIONAL REPUTATION APPOINTED BY THE COMPANY.

5.	In case of a free allocation to shareholders of securities, other than Shares and subject to paragraph 1 b) above, the new Exercise Ratio will be equal to:

(a)

if the rights to the free allocation of securities were listed on the Trading Market, the product of the Exercise Ratio applicable before the start of the Transaction contemplated and of the following ratio:

Share price ex-right to free allocation + value of the right to free allocation

Share price ex-right to free allocation

For the calculation of this ratio:

•

THE VALUE OF THE SHARE PRICE EX-RIGHT OF FREE ALLOCATION WILL BE EQUAL TO THE VWAP OF THE SHARES LISTED ON THE TRADING MARKET OF THE SHARE EX-RIGHT OF FREE ALLOCATION DURING THE FIRST TEN TRADING DAYS STARTING ON THE DATE ON WHICH THE SHARES ARE LISTED EX-RIGHT OF FREE ALLOCATION;

•	THE VALUE OF THE RIGHT TO FREE ALLOCATION WILL BE DETERMINED AS IN THE ABOVE PARAGRAPH.

If the right to free allocation is not listed during each of the ten trading days, its value will be determined by an independent expert of international reputation appointed by the Company.

(b)

if the right to free allocation of securities were not listed on the Trading Market, the product of the Exercise Ratio applicable before the start of the Transaction contemplated and of the following ratio:

Share price ex-right to free allocation

+ Value of that/those security(ies) allocated per Share

Share price ex-right to free allocation

For the calculation of this ratio:

•	THE SHARE PRICE EX-RIGHT TO ALLOCATION WILL BE DETERMINED AS IN PARAGRAPH A) ABOVE.

•

IF THESE SECURITIES ARE LISTED OR CAN BE LISTED ON THE TRADING MARKET WITHIN TEN TRADING DAYS STARTING FROM THE DAY SHARES ARE LISTED EX-DISTRIBUTION, THE VALUE OF THE SECURITIES ALLOCATED BY SHARE WILL BE EQUAL TO THE VWAP OF THESE SECURITIES LISTED ON SAID MARKET DURING THE THREE FIRST TRADING

DAYS INCLUDED IN THIS PERIOD DURING WHICH SAID SECURITIES ARE LISTED. IF THE ALLOCATED SECURITIES ARE NOT LISTED DURING EACH OF THESE THREE MARKET TRADING DAYS, THE VALUE OF THESE SECURITIES WILL BE DETERMINED BY AN INDEPENDENT EXPERT OF INTERNATIONAL REPUTATION APPOINTED BY THE COMPANY.

6.

In case of an absorption of the Company by another company (fusion par absorption) or a merger with one or more companies resulting in the incorporation of a new company(fusion par creation d’une nouvelle societe), a spin-off or division (scission) of the Company, the exercise of the Warrants will allow allocation of shares of the absorbing company or the new company(ies) or the company(ies) resulting from any division or spin-off.

The new Exercise Ratio will be determined by multiplying the Exercise Ratio applicable before the start of the contemplated Transaction by the exchange ratio of the Shares against the shares of the absorbing company or the new company(ies) or the company(ies) resulting from any division or spin-off. These companies will be fully subrogated to the Company’s rights and obligations towards the Holders.

7.

In case of a buyback of the Company of its own Shares (except for buyback made pursuant to article L.225-209 al. 2 of the French Commercial Code) at a price higher than the stock exchange price, the new Exercise Ratio will be equal to the product of the Exercise Ratio applicable before the buyback and the following ratio:

Share price x (1-Pc%)

Share price – Pc% x Buyback price

For the calculation of this ratio:

•	Share price means the VWAP of the Shares listed on the Trading Market during the three last trading days preceding the buyback (or the ability of buyback):

•	Pc% means the percentage of total share capital repurchased; and

•	Buyback price means the effective buyback price.

8.

In case of amortization of the share capital of the Company, the new Exercise Ratio will be equal to the product of the Exercise Ratio on the date before the start of the contemplated Transaction and of the following ratio:

Value of a Share before amortization

Value of a Share before amortization—amount of the amortization per Share

For the calculation of the ratio, the Share value before amortization will be equal to the VWAP of the Shares listed on the Trading Market during the three last trading days preceding the trading day the Shares are listed ex- amortization.

9.

(a)In case of a change in the allocation of profits and/or creation of new preferred shares resulting in such modification by the Company, the new Exercise Ratio will be equal to the product of the Exercise Ratio before the start of the contemplated Transaction and the following ratio:

Share price before modification

Share price before modification—reduction per Share of the right to profits.

For the calculation of this ratio:

•

THE SHARE PRICE BEFORE MODIFICATION MEANS THE VOLUME-WEIGHTED AVERAGE OF THE PRICES OF THE COMPANY’S SHARES LISTED ON THE TRADING MARKET DURING THE LAST THREE TRADING DAYS PRECEDING THE DATE OF MODIFICATION;

•

THE REDUCTION BY SHARE ON THE RIGHT TO PROFITS WILL BE DETERMINED BY AN INDEPENDENT EXPERT OF INTERNATIONAL REPUTATION APPOINTED BY THE COMPANY AND WILL BE SUBMITTED TO THE APPROVAL OF THE HOLDERS’ GENERAL MEETING (AS DEFINED IN CONDITION 7).

If however these preferred Shares are issued with shareholders’ preferential subscription rights or by free distribution of Warrants to subscribe to such preferred shares, the new Exercise Ratio will be adjusted in accordance to paragraphs 1 or 5 above.

(b)

in case of creation of preferred shares without a modification in the distribution of profits, the adjustment of the Exercise Ratio that would be necessary will be determined by an independent expert of international reputation appointed by the Company.

If the Company were to carry out Transactions where an adjustment had not been completed under paragraphs 1 to 9 above, and a later law or regulations require an adjustment, the Company shall undertake such adjustment in accordance with the law or regulations then applicable and the market practice observed in France.

In the event of an adjustment, the new exercise conditions will be brought to the prompt attention of the Holders within three Business Days of the effectiveness of the adjustment.

The Company’s Board of Directors will report the calculation and results of any adjustment in the annual report following such adjustment.

6.	Form, Title and Transfer of Warrants

The Warrants will be issued in dematerialised (dématérialisé) bearer form (au porteur).

Subject to compliance with any applicable securities laws, the Warrants are freely negotiable.

Warrants shall not be listed on Euronext or on any other stock exchange.

Title to the Warrants held by the Holders will be established and evidenced in accordance with Article L.211-3 and R.211-1 of the French Monetary and Financial Code by book-entries (inscription en compte). No physical document of title (including certificats représentatifs pursuant to Article R.211-7 of the French Monetary and Financial Code) will be issued in respect of the Warrants.

The Warrants will, upon issue, be inscribed in the books of Euroclear France SA (“Euroclear France”), which shall credit the accounts of the intermediary institution entitled to hold, directly or indirectly, accounts on behalf of its customers with Euroclear France, and includes the depositary bank for Clearstream Banking, S.A. and Euroclear Bank SA/NV. In accordance with the provisions of Articles L. 211-15 and L. 211-17 of the French Monetary and Financial Code, title to the Warrants shall be evidenced by entries in the books of such intermediary institutions, and transfer of the Warrants may only be effected through registration of the transfer in their books.

7.	Representation of Holders

The Holders will be grouped automatically in a collective group with legal personality (the “Masse”) to defend their common interests.

The Masse will be governed by the provisions of the French Commercial Code (with the exception of the provisions of Article L.228-48 thereof), subject to the following provisions:

The Masse will be a separate legal entity by virtue of Article L.228-103 of the French Commercial Code, acting in part through a representative (the “Representative”) elected by the Holders’ General Meeting (as defined hereafter) and in part through a holders’ general meeting (the “Holders’ General Meeting”).

The Masse alone, to the exclusion of all individual Holders, shall exercise the common rights, actions and benefits which now or in the future may accrue with respect to the Warrants. The Holders’ General Meeting shall be called upon to authorize any changes to the Terms and Conditions and to approve any decision that has an impact on the conditions for subscription of the Warrant Shares determined within the scope of these Terms and Conditions.

In accordance with Articles L. 228-59 and R. 228-67 of the French Commercial Code, notice of date, hour, place and agenda of any Holders’ General Meeting will be given by way of a press release published by the Company which will also be posted on its website (www.dbv-technologies.com) not less than fifteen (15) calendar days prior to the date of such general meeting on first notice, and five (5) calendar days on second notice.

Each Holder has the right to participate in a Holders’ General Meeting in person, by proxy, by correspondence and, in accordance with Article L. 228-61 of the French Commercial Code by videoconference or by any other means of telecommunication allowing the identification of participating Holders, as provided mutatis mutandis by Article R. 223-30-1 of the French Commercial Code.

Decisions of the Holders’ General Meetings once approved will be published by way of a press release posted by the Company on its website (www.dbv-technologies.com).

8.	Suspension of the ability to exercise the Warrants

In case of a capital increase, absorption, merger, spin-off or issue of new Shares or securities giving access to the share capital, or any other financial transaction involving a preferential subscription right or reserving a priority subscription period for the benefit of the Company’s shareholders, the Company will be entitled to suspend the exercise of the Warrants for a period that may not exceed the shorter of three months or any other required (rather than recommended) period set by the applicable regulations. The Company’s decision to suspend the ability to exercise the Warrants will be published (to the extent that such publication is required under French law or any other form of communication compliant with applicable regulations) in the Bulletin des annonces légales obligatoires. This notice will be published at least seven (7) calendar days (so long as required by French law) before the suspension becomes effective and will indicate the dates on which the suspension exercise of the Warrants will begin and end. This information will also be the object of a notice published by the Company and a notice published by Euronext Paris.

9.	Modification of the rules for profit distribution, capital amortization, modification of the legal form or corporate purpose of the Company—reduction of the Company’s share capital due to losses

Pursuant to the provisions of Article L. 228-98 of the French Commercial Code and to the extent not already covered by the provisions of Condition 5:

(i)	the Company may modify its form or corporate purpose without the approval of the Holders’ General Meeting;

(ii)

the Company may, without requesting the approval of the Holders’ General Meeting, amortize its share capital, modify the allocation of its profits or issue preferred shares, as long as there are outstanding/unexercised Warrants, provided that it has taken the necessary measures to preserve the rights of the Holders (see Condition 5 above);

(iii)

in case of a reduction in the Company’s share capital motivated by losses and carried out by reducing the nominal amount or the number of shares making up the share capital, the rights of the Holders will be reduced accordingly, as if they had exercised the Warrants before the date on which the capital reduction became effective. In case of a reduction in the Company’s share capital by reducing the number of shares, the new Exercise Ratio will be equal to the product of the Exercise Ratio in force before the reduction in the number of shares and the ratio of the number of shares outstanding to the number of shares and the following ratio:

Number of Shares forming the share capital after the transaction

Number of Shares forming the share capital before the transaction

10.	New issues and assimilation

The Company may, without requiring the consent of the Holders’ General Meeting, issue other warrants similar to the Warrants to the extent that these warrants and the Warrants will confer identical rights in all respects and that the terms and conditions of these warrants are identical to those of the Warrants.

In this case, the Holders and the holders of these warrants will be regrouped in a single mass for the defense of their common interests.

11.	Absence of restriction in the Company’s by-laws on the free negotiability of the Warrants and the Warrant Shares to be issued upon exercise

Nothing in the Company’s by-laws’ provisions restricts the free negotiability of the Warrants and the Shares comprising the Company’s share capital.

12.	Taxes

The Company shall pay any and all documentary, stamp, transfer and other similar taxes which may be payable under French laws with respect to the issue and delivery of Warrant Shares upon exercise of the Warrants.

13.	Successor and Assigns

These Terms and Conditions shall be binding upon and inure to the benefit of the Holders and their assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets (including by way of contribution, spin-off or partial spin-off).

14.	Third Party Rights

These Warrants confer no right on any person other than the Holder thereof to enforce any of these Terms and Conditions or any other term of these Warrants.

15.	Governing Law

These Terms and Conditions shall be interpreted, governed by and construed in accordance with the law of France.

Any suit, action or proceeding arising out of or based upon the Warrants or the transactions contemplated by these Terms and Conditions will be submitted to the exclusive jurisdiction of the Paris commercial court (Tribunal de commerce de Paris), and, to the extent permitted by law, the Company and the Holders irrevocably waive any objection it may now or hereafter have to personal jurisdiction the laying of venue of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

Appendix A

Form of Exercise Notice

To: [Registrar]

Attention: [•]

Copy to: Company

Attention: Finance Department—DBV (finance@dbv-technologies.com)

EXERCISE NOTICE

Reference is made to the Warrants (ISIN code: [_]), issued on June 8, 2022, by DBV Technologies S.A., a société anonyme organized under the laws of France and registered with the Register of Commerce and Companies (Registre du Commerce et des Sociétés) of Nanterre under number 441 772 522, with a registered capital of Euros 6,116,391.00 and having its registered office at 177-181 avenue Pierre Brossolette – 92120 France (the “Company”).

The undersigned, [•], residing [•], having a full knowledge of the Company’s by-laws and the terms of and conditions of the Warrants, benefitting from the cancellation of the preferential subscription right, and, in accordance with and pursuant to the terms of the Warrants, it being understood and agreed that one Warrant is exercisable for [one]1 Share, the undersigned hereby elects to exercise [LETTERS] ([NUMBERS]) Warrants out of the ___________________ Warrants held by the undersigned.

[In addition, pursuant to Condition 4, the undersigned elects to receive2:

(a)

the next lower number of Warrant Shares to which the exercise of the number of Warrants indicated above gives right; in which case the undersigned will receive from the Company a cash payment equal to the product of the remaining fractional share multiplied by the value of a Share, equal to the last price quoted on Euronext Paris[3] on the last trading day preceding the Exercise Date, such amount to be paid by the Company by wire transfer of immediately available funds in Euros to on the following account number [•][4];

(b)

the next greater number of Warrant Shares to which the exercise of the number of Warrants indicated above gives right, and the undersigned pays to the Company an amount equal to the value of the additional fraction of a share thus delivered, calculated on the basis set out in (a) and equal to €[•][5].]

[1]	This corresponds to the Exercise Ratio on the issue date – to be modified if the Exercise Ratio is adjusted pursuant to Condition 5 (or, as the case may be, Condition 9).
[2]

Please modify according to your choice. Pursuant to Condition 4, If no choice is made, you will receive a number of Shares rounded down to the nearest whole number, and the remainder in cash as described in (a).

[3]	To be modified as the case may be.
[4]	To be filled-in by the undersigned.
[5]

The calculation of such amount made by the Holder shall not be binding on the Company and the Registrar, and the Company or the Registrar will be entitled to disregard the choice of the Holder to apply this paragraph (b), and therefore apply paragraph (a) if either of them disagree with this calculation, in which case they will refund the Holder of the amount in question.

As a result of the above, the undersigned:

•	hereby subscribes to [LETTERS] ([NUMBERS]) Warrant Shares (the “Exercised Shares”),

•

pays in whole and immediately an Aggregate Exercise Price (as defined in Condition 2(b)) amounting to €[LETTERS] (€[NUMBERS])[, plus an amount of €[LETTERS] (€[NUMBERS]) as per paragraph b) above, amounting to a total of €[LETTERS] (€[ • NUMBERS])] by wire transfer of immediately available funds in Euros to on the account number [__•__] open in the name of the Company at Registrar, bank code [__•__], guichet code [__•__], RIB key [__•__], Swift [__•__], IBAN [__•__] of the corresponding amount;

Pursuant to Condition 2(e), on the Exercised Shares Delivery Date, the Exercised Shares will be credited:

(i)	to the undersigned’s securities account opened in the name of the undersigned with the Registrar, or

(ii)	to the following undersigned’s securities account [__•__]

Subscription Date:________________________________

Name:_________________________________

By:________________________[7]

Name:_____________________

Title:_______________________

Dated:_____________________

[6]	Please modify according to your choice.
[7]	Please insert the following handwritten note above the signature ”Valid for the subscription of [•] ([•]) Exercised Shares”.

Appendix B

Form of acknowledgement by the Registrar

To: [Holder]

Attention: [•]

Copy to: Company

Attention: Sébastien Robitaille (finance@dbv-technologies.com)

The Registrar hereby acknowledges this Exercise Notice attached hereto.

Date: ____________________________________

By: _______________________________________

Name: ____________________________________

Title: ______________________________________

SCHEDULE I

Subscriber	Number of Ordinary Shares to be Purchased	Number of Warrants to be Purchased	Aggregate Purchase Amount
667, L.P.	1,252,432	1,383,352	€7,769,016.80
Baker Brothers Life Sciences, L.P.	10,622,568	11,732,979	€65,893,343.10
BPIFrance Participations	2,483,161	0	€7,449,483.00
Braidwell Partners Master Fund LP	3,300,000	6,010,000	€27,329,000.00
Fairmount Healthcare Fund L.P.	30,560	0	€91,680.00
Fairmount Healthcare Fund II L.P.	900,626	0	€2,701,878.00
Invus Public Equities, L.P.	1,862,371	0	€5,587,113.00
RA Capital Healthcare Fund, L.P.	1,862,370	0	€5,587,110.00
Venrock Healthcare Capital Partners II, L.P.	951,439	936,093	€5,568,986.70
VHCP Co-Investment Holdings II, LLC	385,717	379,496	€2,257,689.40
Venrock Healthcare Capital Partners III, L.P.	2,093,431	2,059,666	€12,253,324.40
VHCP Co-Investment Holdings III, LLC	209,422	206,044	€1,225,793.60
Venrock Healthcare Capital Partners EG, L.P.	5,659,991	5,568,701	€33,129,205.90
Vivo Opportunity Fund Holdings, L.P.	1,241,581	0	€3,724,743.00

EXHIBIT I

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

(a)

Good Standing of the Company. The Company is duly constituted as a French public limited company (société anonyme) with a board of directors and registered with the Trade and Companies Registry of Nanterre under the unique identification number of 441 772 522. The Company exists validly, operates in all material respects in accordance with the laws and regulations that apply to it and has made all the filings, statements and registrations required by the competent authorities for the purpose of its activities. Each member of the Board of Directors (Conseil d’administration), the Chairman of the Board of Directors (Président du Conseil d’administration) and the Chief Executive Officer (Directeur Général ) have been lawfully appointed or elected and are validly in office in accordance with the law and, perform their respective duties in compliance with French law and the Company’s by-laws (statuts) and internal regulations. The Subsidiary (as defined below) has been duly constituted under the laws of the State of Delaware. The Company and the Subsidiary are fully empowered to hold and use their assets.

(b)

Good Standing of Subsidiaries. DBV Technologies Inc., a Delaware corporation (the “Subsidiary”) is the Company’s only significant subsidiary (as defined under Rule 1-02 of Regulation S-X). Each of the Company and the Subsidiary have been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized (to the extent the concept of “good standing” or such equivalent concept exists under the laws of such jurisdiction), with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Materials, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) (to the extent the concepts of “due qualification” and/or “good standing” or such equivalent concepts exists under the laws of such jurisdiction). With respect to the Company or to the Subsidiary (a) no application for the appointment of an ad hoc representative (mandataire ad hoc) has been made, (b) no application to enter into a safeguard procedure (procédure de sauvegarde) has been made, (c) no application to enter into an accelerated safeguard procedure (procédure de sauvegarde accelérée) has been made, (d) no application to enter into a conciliation procedure (procédure de conciliation) has been made, (e) no application for the transfer of whole of the business (cession totale de l’entreprise) has been made, (f) no notice of judicial reorganisation (redressement judiciaire), judicial liquidation (liquidation judiciaire) or voluntary liquidation has been filed, (g) no conveyance, assignment or other arrangement for the benefit of, or enters into a composition with, its creditors has been made and (h) no proceedings under any applicable laws before a court having competent jurisdiction over the Company or such Subsidiary which has analogous effect to any of the proceedings referred to in this paragraph (j) is commenced, threatened or pending.

(c)

Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Disclosure Materials present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and its results of operations and cash flows for the periods indicated, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act and French laws and regulations, and have been prepared in conformity with generally accepted accounting principles applied in the United States (“GAAP”) on a consistent basis throughout the periods involved (except (i) as otherwise noted therein and (ii) in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Securities and Exchange Commission (the “Commission”)).

(d)

Independent Accountants. KPMG S.A. and Deloitte & Associés, who have audited certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements (which term as used in this Agreement includes the related notes thereto) included directly or incorporated by reference in the Disclosure Materials are independent public accountants with respect to the Company within the meaning of the Securities Act and as required by the AMF General Regulations and under the professional rules of the “Compagnie Nationale des Commissaires aux Comptes.”

(e)

Authorization of the Reserved Issuance. The issuance of the Shares and Warrants have been duly authorized by the Company pursuant to resolutions passed at the Extraordinary General Meeting of the Shareholders of the Company held on May 12, 2022 (the “Annual General Meeting”) and the appropriate decisions of the Board of Directors dated June 8 , 2022. When delivered and paid for in the manner contemplated by this Agreement, (i) the Shares will have been duly and validly issued and fully paid and (ii) the Warrants will have been duly and validly issued. Upon exercise of the Warrants and payment of the exercise price, the Warrant Shares will have been duly and validly issued. The shareholders of the Company have no preemptive or other rights to acquire the Shares and Warrants other than preemptive rights (droits préférentiels de souscription) arising pursuant to the French Code de commerce which were validly waived in respect of such Shares and Warrants by the 18th Resolution and there are no restrictions on transfers of the Shares and Warrants under the laws of France or the statuts of the Company and at the time the Shares and Warrants are issued and delivered to the Subscribers they will be free and clear from any other claim, lien, encumbrance, security interest, defect or right of any third party.

(f)

Admission to Listing. Prior to the Closing Date and subject to the approval by the AMF of the Listing Prospectus, an application shall be made to Euronext to have the Shares (including the ordinary shares underlying the Warrants) admitted to trading and listed on Euronext. The Company has taken no action designed to, or likely to, have the effect of preventing the listing of the Shares (including the ordinary shares underlying the Warrants) on Euronext and the Company has not received any information (whether orally or in writing) suggesting that Euronext is contemplating refusing the listing of the Shares (including the ordinary shares underlying the Warrants).

(g)

Capitalization. The Company’s share capital is as disclosed in the Disclosure Materials; the ordinary shares composing the share capital of the Company and any outstanding American Depositary Shares (“ADSs”) as at the date hereof have been duly and validly authorized and issued and are fully paid, non-assessable and freely negotiable and have been issued in compliance with French law and, to the extent applicable, all United States federal, state and local securities laws; the holders of outstanding ordinary shares are not entitled to preemptive rights (droit préférentiel de souscription), priority rights (délai de priorité) or other similar rights to subscribe for securities of the Company, except for any such rights as have been effectively waived or complied with; and, except as set forth in the Disclosure Materials, no options, warrants, preemptive rights, rights of first refusal or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, any share capital of or ownership interests in the Company are outstanding. All the outstanding shares of the Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of the Subsidiary are directly owned by the Company free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. As used herein with respect to the Shares of the Company, “non-assessable” means that no present or future holder of ordinary shares will be subject to personal liability, by reason of being such a holder, for additional payments or calls for further funds by the Company or any other person after the issuance of the ordinary shares.

(h)

French Disclosure. All information and other disclosure materials made publicly available by the Company were, as of the date they were made publicly available, true, complete and accurate in all material respects, and complied with the requirements of applicable French law, including French securities law, the Autorité des Marchés Financiers’s (“AMF”) regulation and guidelines, the European Commission Delegated Regulation (EU) no. 2019/980 and the European Commission Delegated Regulation (EU) no. 2019/979.

(i)

SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (the “SEC Filings”). As of the date hereof, such SEC Filings complied as to form in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(j)

Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Company has full power and capacity to enter into this Agreement; the execution and the completion of the operations described in this Agreement, and the issuance of the Shares and Warrants have been validly authorized pursuant to the 18th Resolution and the appropriate decisions of the Board of Directors (Conseil d’administration) made on June 8, 2022 and has been validly authorized by the Chief Executive Officer (Directeur Général) of the Company and all ceilings applicable to these authorizations have been respected; all the notices, authorizations and approvals necessary to proceed with the valid issuance of the Shares and Warrants, and those necessary for execution by the Company of its obligations hereunder have been duly obtained and will remain in force on the Closing Date.

(k)

Corporate Purpose. The sale of the Shares and of the Warrants pursuant to this Agreement are in the Company’s corporate interest and serving the Company’s corporate purpose (objet social) as set forth in the Company’s by-laws (statuts) or other constitutional documents and are on an arm’s-length basis between the Company, on the one hand, and the Placement Agents and any of their respective affiliates through which they may be acting, on the other.

(l)

Absence of Violations, Defaults and Conflicts. Neither the Company nor the Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), for such violation or default as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the issuance and sale of the Shares, Warrants or Warrant Shares nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiary pursuant to, (A) the charter or by-laws of the Company or the Subsidiary, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or the Subsidiary is a party or bound or to which its or their property is subject, or (C) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiary or any of its or their properties, except in the case of clause (B) and (C), as would not reasonably be expected to have a Material Adverse Effect on the Company’s ability to consummate the transactions contemplated hereby.

(m)

Absence of Labor Dispute. No labor problem or dispute with the employees of the Company or the Subsidiary exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or the Subsidiary’s principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Materials.

(n)

Absence of Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary or its or their property is pending or, to the knowledge of the Company, threatened that (i) would reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or incorporated by reference into the Disclosure Materials.

(o)

Absence of Further Requirements. Except as set forth in the Terms and Conditions of the Warrants and this Agreement, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the performance by the Company of its obligations hereunder in respect of the Reserved Issuance or the issuance of the Warrant Shares, except such as have already been obtained, and such as may be required under the Securities Act or the blue sky laws of any jurisdiction.

(p)

Possession of Licenses and Permits. The Company and the Subsidiary possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except in each case, the lack of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and neither the Company nor the Subsidiary have received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect except as set forth in or contemplated in the Disclosure Materials.

(q)

Compliance with Regulatory Laws. Except as described in the Disclosure Materials, as applicable, the Company and the Subsidiary (i) are and at all times have been in compliance with all applicable statutes, rules and regulations in the United States or any other jurisdiction applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, advertising, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product candidate under development, manufactured or distributed by the Company, including, without limitation, the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)), the exclusion law (42 U.S.C. § 1320a-7), the statutes, regulations and directives of Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act) and all other government funded or sponsored healthcare programs including the TRICARE program (32 C.F.R. § 199.17), the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, including, without limitation, the collection and reporting requirements, and the processing of any applicable rebate, chargeback or adjustment, under applicable rules and regulations relating to the VA Federal Supply Schedule (38 U.S.C. § 8126) or under any U.S. Department of Veterans Affairs agreement, and any successor government programs, and comparable state laws, regulations relating to Good Clinical Practices and Good Laboratory Practices and all other local, state, federal, national, supranational and foreign health care laws, manual provisions, policies and administrative guidance, in each case relating to the regulation of the Company or the Subsidiary (collectively, the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (ii) have not received any notice from any court or arbitrator or governmental or regulatory authority or third party alleging or asserting non-compliance with any Applicable Laws or any licenses, exemptions, certificates, approvals, clearances, authorizations, permits, registrations and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except for such non-compliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possess all material Authorizations and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect; (iv) have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (v) have not received written notice that any court or arbitrator or governmental or regulatory authority has taken, is taking or intends to take action to materially limit, suspend, materially modify or revoke any Authorizations nor, to the Company’s knowledge, is any such limitation, suspension, modification or revocation threatened; (vi) have filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and accurate on the date filed in all material respects (or were corrected or supplemented by a subsequent submission); and (vii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(r)

Pre-Clinical and Clinical Studies. The nonclinical studies and clinical trials conducted by or on behalf of or sponsored by the Company or the Subsidiary, or in which the Company or the Subsidiary have participated, that are described in the Disclosure Materials or the results of which are referred to in the Disclosure Materials, as applicable, and are intended to be submitted to Regulatory Authorities (as defined below) as a basis for product approval, were and, if still pending, are being conducted in all material respects in accordance with standard medical and scientific research procedures and all applicable statutes, rules and regulations of the U.S. Food and Drug Administration (“FDA”) and comparable drug regulatory agencies outside of the United States (including the Agence Nationale de Securité et du Médicament (“ANSM”)) to which they are subject (collectively, the “Regulatory Authorities”), including, without limitation, 21 C.F.R. Parts 50, 54, 56, 58, and 312, and Good Clinical Practices and Good Laboratory Practices; the descriptions in the Disclosure Materials of the results of such studies, tests and trials are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; the Company has no knowledge of any other trials the results of which are inconsistent with or otherwise call into question the results described or referred to in the Disclosure Materials; the Company and the Subsidiary have operated and are currently in compliance in all material respects with all applicable statutes, rules and regulations of the Regulatory Authorities; neither the Company nor the Subsidiary have received any written notices, correspondence or other communication from the Regulatory Authorities or any other governmental agency which could lead to the termination or suspension of any nonclinical studies or clinical trials that are described in the Disclosure Materials or the results of which are referred to in the Disclosure Materials, other than ordinary course communications, and, to the Company’s knowledge, there are no reasonable grounds for same. Except as set forth in the Disclosure Materials, the Company possesses all licenses, certificates, permits and other authorizations (collectively, “Permits”) issued by, and has made all declarations and filings with, the applicable federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of its properties or the conduct of its businesses as described in the Disclosure Materials, or to permit all nonclinical studies and clinical trials conducted by or on behalf of the Company, including, without limitation, all necessary FDA and applicable foreign regulatory agency approvals; the Company is not in violation of, or in default under, any such Permit, except as set forth in or contemplated in the Disclosure Materials; and the Company has not received notice of any revocation or modification of any such Permit and does not have any reason to believe that any such Permit will not be renewed in the ordinary course, except as set forth in or contemplated in the Disclosure Materials. The Company (i) is, and at all times has been, in compliance with all Applicable Laws, and (ii) has not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any Regulatory Authority alleging or asserting material non-compliance with (A) any Applicable Laws or (B) any Permits required by any such Applicable Laws. To the Company’s knowledge, the manufacturing facilities and operations of its suppliers are operated in compliance in all material respects with all applicable statutes, rules, regulations and policies of the Regulatory Authorities.

(s)	Title to Property. Each of the Company and the Subsidiary owns or leases all such properties as are necessary to the conduct of its operations as presently conducted in all material respects.

(t)

Possession of Intellectual Property. The Company and the Subsidiary own, possess, license or have other rights to use all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed to be conducted in the Disclosure Materials. Except as set forth in the Disclosure Materials, (i) there are no rights of third parties to any such Intellectual Property, except any rights which have not had and are not reasonably likely to result in a Material Adverse Effect; (ii) to the Company’s knowledge, there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any fact which would form a reasonable basis for any such claim; (vi) to the Company’s knowledge, there is no patent or published patent application in the United States which contains claims that interfere with the issued or pending claims of any Intellectual Property described in the Disclosure Materials as being owned by or licensed to the Company; and (vii) there is no prior art of which the Company is aware that is reasonably likely to render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

(u)

Environmental Laws. The Company and the Subsidiary are (i) in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance in all material respects with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Materials. Except as set forth in the Disclosure Materials, neither the Company nor the Subsidiary have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(v)

Accounting Controls and Disclosure Controls. The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Such internal controls over financial reporting are effective at the reasonable assurance level and the Company is not aware of any material weakness in internal controls over financial reporting. The Company and its consolidated subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective at the reasonable assurance level.

(w)

Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(x)

Payment of Taxes. The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect or except as set forth in or contemplated in the Disclosure Materials) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect or except as set forth in or contemplated in the Disclosure Materials.

(y)

Insurance. The Company and the Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or the Subsidiary or its respective businesses, assets, employees, officers and directors are in full force and effect; the Company and the Subsidiary are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or the Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor the Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor the Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain coverage from insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Materials.

(z)

ERISA Compliance. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the U.S. Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Company or the Subsidiary that would reasonably be expected to have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Company or the Subsidiary that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and the Subsidiary compared to the amount of such contributions made in the most recently completed fiscal year of the Company and the Subsidiary; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and the Subsidiary compared to the amount of such obligations in the most recently completed fiscal year of the Company and the Subsidiary; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company or the Subsidiary related to their employment that would reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or the Subsidiary may have any liability.

(aa)

Brokers. Except as otherwise disclosed in that certain Engagement Letter dated June 7, 2022 by and among the Company and Placement Agents, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(bb)	[Reserved].

(cc)

Investment Company Act. The Company is not, and after giving effect to the transactions contemplated by this Agreement, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(dd)

Absence of Manipulation. Neither the Company nor the Subsidiary have taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or European Union and French laws, stabilization or manipulation of the price of the Shares or any security of the Company to facilitate the sale or resale of the Shares.

(ee)

No Market Abuse. The Company has complied and complies with any and all applicable rules relating to market abuse (including insider trading) and has taken adequate measures and has adequate procedures in place in order to ensure such compliance, and the sale of the Shares and the consummation of the transactions contemplated by this Agreement will not constitute a violation by the Company of any applicable “insider dealing,” “insider trading” or similar legislation, and no person acting on its behalf has done any act or engaged in any course of conduct constituting such violation.

(ff)

Related-Party Transactions. There are no business relationships or related-party transactions, including conventions réglementées under Article L. 225-38 et seq. of the French Commercial Code, involving the Company or any of its subsidiaries or any other person required to be described in the Disclosure Materials that have not been described as required. All related party transactions described therein have been duly authorized and executed by the Company or one of its subsidiaries, as the case may be. Neither the Company nor any of its subsidiaries is engaged in any material transaction with their respective directors, officers, management shareholders or any other person, including persons formerly holding such positions, on terms that are not available from or to other parties on an arm’s-length basis.

(gg)

No Unlawful Payments. Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, the rules and regulations thereunder or the U.K. Bribery Act 2010, and Articles 432-11 et seq., 433-1 and 433-2, 433-22 to 433-25, 435-1 et seq. and 445-1 et seq. of the French Criminal Code or similar law of any other relevant jurisdiction (“Anti-Corruption Laws”); and neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary is aware of or has taken any action, directly or indirectly, that would reasonably be expected to result in a sanction for violation by such persons of the Anti-Corruption Laws; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Company and the Subsidiary. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened. Neither the Company nor the Subsidiary will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(hh)

Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)

No Conflicts with Sanctions Laws. Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary (i) is currently the subject of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) or France (including sanctions administered or controlled by the French Treasury) (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (ii) will, directly or indirectly, use the proceeds of the offering and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any applicable Sanctions by, or would reasonably be expected to result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as an underwriter, advisor, investor or otherwise). Neither the Company nor the Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or the Subsidiary, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (including, but not limited to, Crimea, the so-called Donetsk People’s Republic or the so-called Luhansk People’s Republic, Cuba, Iran, Iraq, North Korea and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”). Neither the Company nor the Subsidiary have engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or the Subsidiary have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(jj)

Lending Relationship. Except as disclosed in the Disclosure Materials, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Placement Agents and (ii) does not intend to use any of the proceeds from the sale of the Shares and Warrants to repay any outstanding debt owed to any affiliate of the Placement Agents.

(kk)	[Reserved].

(ll)

No Immunity. Neither the Company nor the Subsidiary nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise).

(mm)	No Marketing Approval. None of the Company’s product candidates have received marketing approval from any regulatory authority.

(nn)

Cybersecurity. Except as disclosed in the Disclosure Materials, (x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s or the Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third-party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiary have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other material compromise to their IT Systems and Data; (ii) the Company and the Subsidiary are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and (iii) the Company has implemented backup and disaster recovery technology consistent with generally accepted industry standards and practices for companies of a similar size and stage of development.

(oo)

Privacy. The Company and the Subsidiary are, and at all times have been, in material compliance with all applicable data privacy and security laws and regulations, including the European Union General Data Protection Regulation (EU 2016/679) (collectively, the “Privacy Laws”). The Company and the Subsidiary have at all times made all material disclosures to users or customers required by Privacy Laws, and such disclosures have been accurate in all material respects and not in violation of any Privacy Law. To the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach or violation of any Privacy Laws. The Company and the Subsidiary (i) have not received written notice from any governmental authority of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (ii) are not currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law, and (iii) are not a party to any order or decree that imposes any obligation or liability under any Privacy Law.

(pp)

Stock Exchange Listing. The company’s ordinary shares are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and the ADSs are listed on the Nasdaq or such other national securities exchange on which the ADSs are then listed (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ordinary shares under the Exchange Act or delisting the ADSs from the Principal Market, nor has the Company received any notification that the Commission or the Principal Market is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of the Principal Market and of Euronext.

(qq)

No Unlawful Contributions or Other Payments. Except as otherwise disclosed in the Disclosure Materials, neither the Company nor any of the Subsidiary nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Disclosure Materials.

(rr)

Duties, Transfer Taxes, Etc. No transaction, stamp, documentary, capital, issuance, registration, transfer, (including, for the avoidance of doubt, financial transaction tax as set out in Article 235 ter ZD of the Code général des impôts) are payable by or on behalf of the Placement Agents, the Company or the Subsidiary in France or to any taxing authority thereof or therein in connection with (i) the issuance, sale and delivery of the Shares and Warrants by the Company; (ii) the transfer of the Shares or Warrants by the Placement Agents; or (iii) the execution, delivery and performance of this Agreement or any other document to be furnished hereunder.

EXHIBIT II

Form of Notice

Bank account from which the aggregate Subscription Price will be wired:

[•]

Securities account to which the Shares will be transferred:

[•]

Securities account to which the Warrants will be transferred:

[•]

Aggregate Subscription Price: €[-]

Number of Shares: [-]

Number of Warrants: [-]

EXHIBIT III

Details of the “augmentation de capital” bank account opened in the books of the Centralizing Agent

[***]

EXHIBIT IV

REGISTRATION RIGHTS AGREEMENT

[Registration Rights Agreement separately filed]